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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MCCORMICK & SCHMICK'S SEAFOOD RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1193199
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
720 SW Washington Street, Suite 550, Portland, Oregon	97205
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:    333-114977

Securities to be registered pursuant to Section 12(b) of the Act:    None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The description of the common stock of the Registrant set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-114977) as originally filed with the Securities and Exchange Commission (the "Commission") on April 29, 2004, and as subsequently amended (the "S-1 Registration Statement"), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2. Exhibits

        The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
1.	Registrant's Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement
2.	Registrant's Bylaws, incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement
3.
Amended and Restated Limited Liability Company Agreement, dated as of August 22, 2001, of McCormick & Schmick Holdings LLC by and among Bruckmann, Rosser, Sherrill & Co. II, L.P., Castle Harlan Partners III, L.P. and certain other parties thereto, incorporated by reference to Exhibit 3.3 of the S-1 Registration Statement
4.
Members Agreement, dated as of August 22, 2001, by and among McCormick & Schmick Holdings, LLC, Bruckmann, Rosser, Sherrill & Co. II, L.P., Castle Harlan Partners III, L.P. and certain parties thereto, incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement
5.
Registration Rights Agreement, dated as of August 22, 2001, by and among McCormick & Schmick Holdings LLC, Bruckmann, Rosser, Sherrill & Co. II, L.P., Castle Harlan Partners III, L.P. and certain other parties thereto, incorporated by reference to Exhibit 4.2 of the S-1 Registration Statement
6.
Form of Agreement and Plan of Merger by and among McCormick & Schmick Holdings, LLC, McCormick & Schmick's Seafood Restaurants, Inc., Bruckmann, Rosser, Sherrill & Co. II, L.P., Castle Harlan Partners III, L.P. and certain other parties thereto, incorporated by reference to Exhibit 4.3 of the S-1 Registration Statement

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        Dated: July 12, 2004

McCormick & Schmick's Seafood Restaurants, Inc.
By:	/s/ EMANUEL N. HILARIO Emanuel N. Hilario Chief Financial Officer

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